Exhibit 11 under Form N-1A
                                          Exhibit 23 under Item 601/Reg S-K










INDEPENDENT AUDITORS' CONSENT


To  the Board of Trustees and Shareholders of WESMARK FUNDS:

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement 333-16157 of WesMark Funds (comprising the following portfolios:
WesMark Growth Fund, WesMark West Virginia Municipal Bond Fund) of our reports dated March 18, 1998 incorporated by reference in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



By: DELOITTE & TOUCHE
    Deloitte & Touche

Pittsburgh, Pennsylvania
March 25, 1998